Exhibit 10.g.6

ROCKWELL COLLINS, INC.
APPROVAL OF
AMENDED AND RESTATED
ROCKWELL COLLINS
2005 NON-QUALIFIED RETIREMENT SAVINGS PLAN
(as Amended and Restated effective July 17, 2018)

The undersigned, Laura A. Patterson, Vice President, Global Total Rewards & Labor Strategy, Rockwell Collins, Inc. (the “Company”), for and on behalf of the Company and pursuant to the authority provided to me by the Company’s Senior Vice President of Human Resources and the Company’s Compensation Committee hereby approves the Amended and Restated Rockwell Collins 2005 Non-Qualified Retirement Savings Plan (as Amended and Restated effective July 17, 2018) in the form attached hereto.
Dated this 17th day of July, 2018.

/s/ Laura A. Patterson
Laura A. Patterson
Vice President
Global Total Rewards & Labor Strategy

AMENDED AND RESTATED
(as of July 17, 2018)
ROCKWELL COLLINS 2005
NON-QUALIFIED RETIREMENT SAVINGS PLAN

ROCKWELL COLLINS 2005
NON-QUALIFIED RETIREMENT SAVINGS PLAN
The purpose of this Plan is to provide benefits in excess of the Annual Additions Limitation (only for periods prior to January 1, 2019) to a group of employees and to provide benefits in excess of the Compensation Limit to a select group of management or highly compensated employees of Rockwell Collins, Inc. and its affiliates. This Plan is unfunded for tax purposes and for purposes of Title I of ERISA.
This Plan is established effective as of January 1, 2005 for account balances that were earned and vested after December 31, 2004 under the Rockwell Collins Non-Qualified Retirement Savings Plan and for new account balances subsequent to the date this Plan is established. The Plan was amended and restated on July 17, 2018 to incorporate amendments one and two and further changes.
ARTICLE I
DEFINITIONS
1.010    Account means the account or accounts established for a Participant pursuant to Article II hereof.
1.020    Affiliate means:

(a)
any corporation incorporated under the laws of one of the United States of America of which the Company owns, directly or indirectly, eighty percent (80%) or more of the combined voting power of all classes of stock or eighty percent (80%) or more of the total value of the shares of all classes of stock (all within the meaning of Code Section 1563);

(b)
any partnership or other business entity organized under such laws, of which the Company owns, directly or indirectly, eighty percent (80%) or more of the voting power or eighty percent (80%) or more of the total value (all within the meaning of Code Section 414(c)); and

(c)	any other company deemed to be an Affiliate by the Board of Directors.
1.030    Annual Additions Limitation means the limitation on the annual additions to the account of a participant in the Qualified Retirement Savings Plan imposed by Section 415(c) of the Code.
1.040    Base Compensation means Base Compensation, as that term is defined in the Qualified Retirement Savings Plan.
1.050    Base Compensation Deferral means (i) for periods prior to January 1, 2019, the amount of compensation a Participant defers under the Plan pursuant to such Participant’s election under Section 2.010(d) after the date the Participant reaches the earlier of the Compensation Limit or the date the Participant would have reached the Annual Additional Limit based on such Participant’s contribution elections under the Qualified Retirement Savings Plan on December 31st of the immediately preceding year and (ii) for periods on and after January 1, 2019, the amount of compensation a Participant defers under the Plan pursuant to such Participant’s election under Section 2.010(d) after the date the Participant reaches the Compensation Limit.

1.060    Board of Directors means the Company’s Board of Directors.
1.070    Change of Control means any of the following:

(a)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (w) any acquisition directly from the Company, (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (z) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 1.070; or

(b)
Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to that date whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c)
Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Company Transaction”), in each case, unless, following such Company Transaction, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Company Transaction beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Company Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Company Transaction of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Company Transaction) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Company Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Company Transaction and (3) at least a majority of the members of the board of directors of the corporation resulting from such Company Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Company Transaction; or

(d)	Approval by the Company’s shareowners of a complete liquidation or dissolution of the Company.

1.080	Code means the Internal Revenue Code of 1986, as amended.

1.090	Committee means the Compensation Committee of the Board of Directors.

1.100	Company means Rockwell Collins, Inc., a Delaware corporation.

1.110
Company Matching Contribution Credits means an amount to be credited to the Plan by the Company, which shall be equal to the applicable Company Matching Contribution percentage applied to a Participant’s contribution under the Qualified Retirement Savings Plan.

1.120
Company Retirement Contribution Credits means an amount to be credited to the Plan by the Company, which shall be equal to the applicable Company Retirement Contribution percentage applied to a Participant’s Eligible Compensation under the Qualified Retirement Savings Plan.

1.130
Compensation Limit means the limitation imposed by Section 401(a)(17) of the Code on the amount of compensation which can be considered in determining the amount of contributions to the Qualified Retirement Savings Plan.

1.140
Employee means any person who is employed by the Company or by an Affiliate, including, to the extent permitted by Section 406 of the Code, any United States citizen regularly employed by a foreign Affiliate of the Company.

1.150	ERISA means the Employee Retirement Income Security Act of 1974, as amended.

1.160
409A Change of Control means a “Change of Control Event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i) and set forth in Treasury Regulation Section 1.409A-3(i)(5)(v)-(vii), applying the default rules and percentages set forth in such Treasury Regulation.

1.170
Participant means (1) for periods prior to January 1, 2019, an individual who is a participant in the Qualified Retirement Savings Plan whose Participant Contributions to that Plan are restricted by the Compensation Limit or the Annual Additions Limitation and who (a) has elected or is deemed to have elected in the Plan Year immediately preceding the current Plan Year to have one or more Base Compensation Deferrals credited to his or her Account pursuant to Article II, or (b) if hired during the current Plan Year, becomes a Participant on the first day of the payroll period during which he or she exceeds the Annual Additions Limitation or the Compensation Limit during such Plan Year and (2) for periods on or after January 1, 2019, an individual who is a participant in the Qualified Retirement Savings Plan whose Participant Contributions to that Plan are restricted by the Compensation Limit and who (a) has elected or is deemed to have elected in the Plan Year immediately preceding the current Plan Year to have one or more Base Compensation Deferrals credited to his or her Account pursuant to Article II, or (b) if hired during the current Plan Year, becomes a Participant on the first day of the payroll period during which he or she exceeds the Compensation Limit during such Plan Year.

1.180	Plan means this Amended and Restated Rockwell Collins 2005 Non-Qualified Retirement Savings Plan.

1.190	Plan Administrator means the person from time to time so designated by name or corporate office by the Board of Directors.

1.200	Plan Year means each twelve-month period ending December 31st.

1.210	Pre-2005 Plan means the Rockwell Collins Non-Qualified Savings Plan.

1.220	Retirement means “separation from service” from the Company and all of its Affiliates, within the meaning of Section 409A, on or after attainment of age 55 other than for reason of death.

1.230
Qualified Retirement Savings Plan means for periods (i) on or prior to December 31, 2015, the Rockwell Collins Retirement Savings Plan and (ii) on or after January 1, 2016, the following two sub-plans of such plan: The Rockwell Collins Retirement Savings Plan for Salaried and Certain Hourly Employees and the Rockwell Collins Retirement Savings Plan for IMS Non-Union Employees.

1.240	Section 409A means Section 409A of the Code and any regulations and other guidance issued thereunder.

1.250	Securities Exchange Act means the Securities Exchange Act of 1934, as amended.

1.260	Separation from Service means a “separation from service” from the Company and all of its Affiliates, within the meaning of Section 409A, other than for reasons of Retirement or death.

1.270	Specified Employee has the meaning set forth in Section 409A, as determined each year in accordance with procedures established by the Company.

1.280
Sub-Accounts refers to one of this Plan's investment vehicles (corresponding to the Qualified Retirement Savings Plan investment funds) to which a Participant's Base Compensation Deferrals, Company’s Matching Contribution Credits, and Company Retirement Contribution Credits are assigned.

1.290	[Reserved]

1.300	Trust means the master trust established by agreement between the Company and the Trustee, which trust will be a grantor trust.

1.310	Trustee means Wells Fargo Bank, N.A., or any successor trustee of the Trust described in Section 1.300 of this Plan.
Terms which are not otherwise defined in this Article I shall have the meanings set forth in the Qualified Retirement Savings Plan document.
ARTICLE II
CREDITING, VALUATION AND DISTRIBUTION OF ACCOUNTS

2.010	The Company will establish on its books a Non-Qualified Retirement Savings Plan Account for each Participant who elects a Base Compensation Deferral.

(a)	The amount of such Base Compensation Deferral shall be credited to such Account and allocated to one or more of this Plan's Sub-Accounts in the manner set forth in this Section.

(1)
Each such credit shall be made to such Account no later than the date on which the corresponding contribution to the Qualified Retirement Savings Plan is made or would have been made, but for imposition of the Compensation Limit (or before 2019, the Annual Additions Limitation); provided, however, that any such credits made as a result of any retroactive amendment to the Plan shall be made upon adoption thereof, but in amounts which reflect the value such credits would have had if that amendment had been in effect on its effective date and such contributions had been made on the respective dates of the corresponding contributions to the Qualified Retirement Savings Plan.

(2)
The Base Compensation Deferral shall, in increments of one percent (1%) and with the total of the percentage increments equaling one hundred percent (100%), be allocated to the Sub‑Account or Sub‑Accounts under this Plan pursuant to separate Participant elections made in a method identical to the method in which the Participant’s elections are made among Investment Funds under the Qualified Retirement Savings Plan.

(3)
A Participant may change any previous election he has made regarding deemed investment of his Base Compensation Deferrals under this Plan in the same manner as he may change his previous elections regarding investment of his Participant Contributions in the Qualified Retirement Savings Plan.

(4)
If a Participant fails to make a deemed investment election with respect to his Base Compensation Deferrals under this Plan, the Participant will be deemed to have elected to have his Base Compensation Deferrals under this Plan invested in accordance with the default investment fund option under the Qualified Retirement Savings Plan.

(5)
Notwithstanding any other provision of this Plan to the contrary, any deemed investment elections made by the Participant with respect to Sub-Accounts under this Plan shall be considered recommendations as to the investment of such Sub-Accounts and the Company reserves the right in it sole discretion to choose whether to honor such deemed investment elections.

(b)
At the time each Base Compensation Deferral is credited to a Participant's Account, a Company Matching Contribution Credit shall also be made to such Account. Such Company Matching Contribution Credit shall be allocated to the Sub-Accounts under this Plan in the same manner in which Company Matching Contributions are allocated under the Qualified Retirement Savings Plan.

(c)
Notwithstanding any other provision of this Plan to the contrary, this Plan is limited to Base Compensation Deferrals and Company Matching Contribution Credits that are earned and vested after December 31, 2004 (and any earnings deemed credited thereon), and Company Retirement Contribution Credits earned after October 1, 2006. Upon the establishment of this Plan, any Accounts under the Pre-2005 Plan that were not earned and vested as of December 31, 2004, and all liabilities associated therewith, were transferred to Accounts under this Plan. No Base Compensation Deferrals or Company Matching

Contribution Credits that were earned and vested as of December 31, 2004 (or any earnings deemed credited thereon) shall be credited to any Account under this Plan.

(d)
(1) For Plan Years beginning on and after January 1, 2005 and before January 1, 2008, for purposes of determining any Base Compensation Deferrals or Company Matching Contribution Credits with respect to a Participant for such Plan Year, the Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan in effect on December 31st of the year immediately preceding such Plan Year shall be deemed to be fixed and irrevocable except for decreases permitted in accordance with good faith operational compliance with Section 409A and shall be deemed to be the election to defer compensation under this Plan for purposes of Section 409A.

(2) Before January 1, 2018, for purposes of determining any Base Compensation. Deferrals or Company Matching Contribution Credits with respect to a Participant described in Section 1.170 (other than a new hire) for any Plan Year, the Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan in effect on December 31st of the year immediately preceding such Plan Year shall be deemed to be fixed and shall be deemed to be the election to defer compensation under this Plan for purposes of Section 409A.
(3) After December 31, 2017, for purposes of determining any Base Compensation Deferrals or Company Matching Contribution Credits with respect to a Participant described in Section 1.170 (other than a new hire) for any Plan Year, the Participant’s written or electronic election (including any default election if no timely election is received) to make Base Compensation Deferrals to the Plan made before the Plan Year is the election to defer compensation under this Plan for purposes of Section 409A. The Participant’s election shall remain in effect until the Participant makes a new Base Compensation Deferral election pursuant to this paragraph. The Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan in effect on December 31st of the year immediately preceding such Plan Year shall be deemed to be fixed and shall be used to determine when the Participant reaches the Annual Additions Limitation.
(4) Effective for Plan Years beginning on and after January 1, 2008, no change to the Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan during such Plan Year shall be effective for purposes of determining Base Compensation Deferrals or Company Matching Contribution Credits under this Plan for such Plan Year.
(e) (1) Notwithstanding any other provision of this Plan to the contrary for Plan Years before January 1, 2018, each new hire Participant described in Section 1.170 shall automatically have Base Compensation Deferrals deferred to this Plan for the Plan Year of his or her hire as described in this paragraph. For purposes of determining Base Compensation Deferrals or Company Matching Contribution Credits with respect to such Participant for such Plan Year for Plan Years before January 1, 2018, the Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan for the first pay date for which an election is in effect for such Participant shall be deemed to be fixed and the election to defer compensation under this Plan for purposes of Section 409A; provided, however, that no Base Compensation Deferrals or Company Matching Contributions Credits shall be made to this Plan unless such election occurs prior to or within 30 days after he is eligible to become a Participant in this Plan or any similar deferred compensation plan required to be aggregated with this Plan in accordance with the plan aggregation rules set forth in Section 409A.
No change to such new Participant’s election to make Participant Contributions to the Qualified Retirement Savings Plan after the date of such deemed election shall be effective for purposes of determining Base Compensation Deferrals or Company Matching Contribution Credits under this Plan for such Plan Year.
(2) For Plan Years after December 31, 2017, each new hire Participant described in Section 1.170 shall have Based Compensation Deferrals deferred to this Plan of 8 percent of compensation. Such election shall remain in effect until the Participant makes a new election pursuant to Section 2.010(d)(3). The Participant’s written or electronic election to make Participant Contributions to the Qualified Retirement Savings Plan in effect on December 31st of the year immediately preceding such Plan Year shall be deemed to be fixed and shall be used to determine when the Participant reaches the Annual Additions Limitation.
(f) Effective October 1, 2006, for each pay period that the employee is a Participant in this Plan, the Company will make a Company Retirement Contribution Credit in accordance with the Company Retirement Contribution the employee would have received in the Qualified Retirement Savings Plan. Subject to Section 2.010(a)(5), such contributions shall be allocated to the Sub-Account or Sub-Accounts under this Plan pursuant to separate deemed Participant elections made in the same manner in which the Participant’s elections are made among Investment Funds under the Qualified Retirement Savings Plan.

2.020
With respect to Base Compensation Deferrals, a Participant may elect to make the Sub-Account deemed investment transfers in the same manner as is described in the Qualified Retirement Savings Plan and, in such case, the value of the Participant's interest in the Sub‑Accounts hereunder shall be similarly transferred (in one percent (1%) increments, in number of units or in specified dollar amounts) to one or more of the other Sub‑Accounts.

2.030
Each of a Participant's Sub-Accounts shall be accounted for in the manner and valued at the times and pursuant to the method provided in the Qualified Retirement Savings Plan for the Qualified Retirement Savings Plan Investment Fund corresponding to such Sub‑Account. A Participant's rights in and to his Sub-Accounts shall be governed by the provisions of the Qualified Retirement Savings Plan which are applicable to the Investment Fund corresponding to such Sub-Account.

2.040
The distribution and withdrawal provisions of the Qualified Retirement Savings Plan shall have no application to this Plan. Distribution to a Participant of his Sub‑Accounts hereunder shall only be made upon the Participant's Separation from Service, Retirement, death or, subject to the terms and conditions set forth in Section 2.050, 409A Change of Control. All such distributions to Participants, as well as distributions made to beneficiaries hereunder, shall be made in the form of lump sum payments, subject to the following:

(a)
Effective for Plan Years beginning on or after January 1, 2008, except as otherwise provided in Section 2.040(b) below, a Participant may make a one-time, irrevocable election to have the value of such interest paid in no more than ten (10) annual installments commencing upon Retirement, such installments to be equal to the value of the Participant's Sub‑Accounts divided by the number of installments remaining at the time of distribution; provided, however, that such election must be made by the Participant no later than December 31st of the calendar year immediately preceding the Plan Year to which such Base Compensation Deferrals, Company Matching Contribution Credits, and Company Retirement Contribution Credits relate. Except as otherwise provided in Section 6.020, such election shall be irrevocable.

(b)
Notwithstanding the foregoing, effective for Plan Years beginning on or after January 1, 2008, any Accounts deferred on behalf of the Participant for the first Plan Year in which a Participant becomes eligible to participate in the Plan (taking into account the plan aggregation rules set forth in Section 409A) will be paid in a lump sum, unless the Participant has made a distribution election (either in writing or filed electronically) on or before December 31 of the calendar year immediately preceding the Plan Year to which such Base Compensation Deferrals, Company Matching Contribution Credits, and Company Retirement Contribution Credits relate.

2.050	A Participant may elect to have his Accounts hereunder paid in a lump sum, in the event of the occurrence of a 409A Change of Control, subject to the following:

(a)
To be effective, the election of a Participant pursuant to this Section 2.050 must be made in writing and filed with the Committee or filed electronically on or before December 31st of the calendar year immediately preceding the Plan Year in which such Base Contribution Deferrals, Company Matching Contribution Credits, and Company Retirement Contribution Credits relating to such installment payment were earned. Once an election is made pursuant to this Section 2.050 it shall remain in effect for all future years unless an election is made before December 31st of the calendar year immediately preceding such future Plan Year. Except as otherwise provided in Section 6.020, such election shall become irrevocable. Notwithstanding the foregoing, a Participant may elect to make the election described in this Section 2.050 with respect to his interest in and to Sub-Accounts hereunder that were earned prior to January 1, 2009 no later than December 31, 2008 (or such other date as is permitted under Section 409A and approved by the Senior Vice President, Human Resources of Rockwell Collins).

(b)
Notwithstanding the foregoing, if the Participant does not file a timely written or electronic election in accordance with Section 2.050(a) to receive or not receive his or her Accounts under the Plan in a lump sum upon a 409A Change of Control, then such Participant’s Accounts under the Plan will automatically be paid in a lump sum upon a 409A Change of Control.

2.060	With respect to distributions which are payable to a Participant or, in the event of the Participant's death, to his beneficiary:

(a)
Subject to Section 6.030, any lump sum payments shall be paid within the sixty (60) day period following the close of the calendar year which includes the Participant's Separation from Service, Retirement or, if applicable, death.

(b)
Subject to Section 6.030, each annual installment payable shall be paid within the sixty (60) day period following the close of each calendar year during the payment period, commencing with the calendar year following the year which includes the Participant's Retirement or, if applicable, death.

(c)	Any lump sum payments which are to be made on account of the occurrence of a 409A Change of Control shall be made within forty-five (45) days following such 409A Change of Control.

(d)	All distributions from the Stock Fund Sub-Accounts, whether in the form of lump sum or installment payments, shall be made in cash.

2.070
A Participant shall have the right, at any time, to designate any person or persons and/or charity or charities as his beneficiary or beneficiaries (both principal as well as contingent) to whom distribution under this Plan shall be made in the event of his death prior to distribution of his Account. In the absence of such designation, the beneficiary designation filed by him under the Qualified Retirement Savings Plan shall be controlling, except that if the Participant has a spouse and his beneficiary designation under the Qualified Retirement Savings Plan specifies a beneficiary other than such spouse, such designation, to the extent permitted by applicable law, shall be effective under this Plan notwithstanding the fact that such spouse may not have consented to such designation as required by the Qualified Retirement Savings Plan.

2.080	Each Participant shall receive a statement of his Account at the times and in the form in which his Qualified Retirement Savings Plan statement is provided.

2.090
Notwithstanding any other provision of this Plan to the contrary, if a Participant dies prior to commencement of distribution of his Accounts under the Plan, such Accounts will be paid in a lump sum to his designated beneficiary within the sixty (60) day period following the close of the calendar year which includes the Participant’s death.

2.100
Notwithstanding any other provision of this Plan to the contrary, if a Participant dies after the commencement of distribution of his Accounts under the Plan, such Accounts will be paid in the form elected by the Participant pursuant to Section 2.040.

ARTICLE III
CLAIMS PROCEDURE

3.010
Any person claiming a right to participate in this Plan, claiming a benefit under this Plan or requesting information under this Plan shall present the claim or request in writing to the Committee or the person or entity designated by the Committee, who shall respond in writing within ninety (90) days following receipt of such request.

3.020	If the claim or request is denied, the written notice of denial shall state:

(a)	the reasons for denial;

(b)	a description of any additional material or information required and an explanation of why it is necessary; and

(c)	an explanation of this Plan's claim review procedure.

3.030	Any person whose claim or request is denied may make a request for review by notice given in writing to the Committee.

3.040	A decision on a request for review shall normally be made within ninety (90) days after the date of such request. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be extended by an additional sixty (60) days from the date of such request. The decision shall be in writing and shall be final and binding on all parties concerned.
ARTICLE IV
MISCELLANEOUS PROVISIONS

4.010
The Board of Directors shall have the power to amend, suspend or terminate this Plan at any time, except that no such action shall adversely affect rights with respect to any Account without the consent of the person affected. Notwithstanding the foregoing, except as otherwise permitted by Section 409A, in the event of any termination of the Plan, any amounts payable under the Plan shall continue to be paid in accordance with the terms of the Plan in effect on the date of Plan termination.

4.020
This Plan shall be interpreted and administered by the Committee; provided that interpretations by the Plan Administrator of those provisions of the Qualified Retirement Savings Plan which are also applicable to this Plan shall be binding on the Committee.

4.030
This Plan is an unfunded employee benefit plan primarily for providing deferred compensation to a select group of management or highly compensated employees of the Company pursuant to the Compensation Limitation and is also, with respect to periods prior to January 1, 2019, an excess benefit plan (as defined by Section 3(36) of ERISA) with respect to the Annual Additions Limitation. This Plan is intended to be unfunded for tax purposes and for purposes of Title I of ERISA. Participants and their beneficiaries, estates, heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of the Company or any of its Affiliates. Any and all of the assets of the Company and its Affiliates shall be, and remain, the general, unpledged, unrestricted assets of the Company and its Affiliates. The Company’s and any Affiliate’s sole obligation under this Plan shall be merely that of an unfunded and unsecured promise of the Company or such Affiliate to pay money in the future.

4.040
Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey, in advance of actual receipt, any interest in an Account. Each Account and all rights therein are and shall be nonassignable and nontransferable prior to actual distribution as provided by this Plan. Any such attempted assignment or transfer shall be ineffective with respect to the Company and with respect to any Affiliate, and the Company’s and any Affiliate’s sole obligation shall be to distribute Accounts to Participants, their beneficiaries or estates as appropriate. No part of any Account shall, prior to actual payment as provided by this Plan, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor shall any Account be transferable by operation of law in the event of a Participant's or any other persons bankruptcy or insolvency, except as otherwise required by law.

4.050
This Plan shall not be deemed to constitute a contract of employment between the Company or any of its Affiliates and any Participant, and no Participant, beneficiary or estate shall have any right or claim against the Company or any of its Affiliates under this Plan except as may otherwise be specifically provided in this Plan. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Company or any Affiliate or to interfere with the right of the Company or any Affiliate to discipline, discharge or change the status of a Participant at any time.

4.060
A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee or its delegates in order to facilitate the distribution of his Accounts under this Plan and by taking such other action as may be reasonably requested by the Committee or its delegates.

4.070
Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of Iowa. In the event that any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, which shall be construed and enforced as if such illegal or invalid provision were not included in this Plan. The provisions of this Plan shall bind and obligate the Company and its Affiliates and their successors, including, but not limited to, any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or its Affiliates and the successors of any such company or other business entity.

4.080
The Company shall bear all expenses and costs in connection with the operation and administration of this Plan. The Company, its Affiliates, the Committee and any employee of the Company or any of its Affiliates shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with this Plan by the independent certified public accountants who audit the Company’s accounts.

4.090
All words used in this Plan in the masculine gender shall be construed as if used in the feminine gender where appropriate. All words used in this Plan in the singular or plural shall be construed as if used in the plural or singular where appropriate.

ARTICLE V
TRUST

5.010
Establishment of the Trust. The Company shall establish the Trust (which may be referred to herein as a “Rabbi Trust”). Upon the establishment of the Trust, the Company shall provide for the funding of the Trust in accordance with the terms of the Trust.

5.020
Interrelationship of the Plan and the Trust. The provisions of the Plan will govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust will govern the rights of the Company and its Affiliates, Participants and the creditors of the Company and its Affiliates to the assets transferred to the Trust. The Company and each of its Affiliates employing any Participant will at all times remain liable to carry out their obligations under the Plan.

5.030
Distributions From the Trust. The Company’s and each of its Affiliate's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution will reduce their obligations under this Plan.

5.040	Rabbi Trust. The Rabbi Trust shall:

(a)	be a non-qualified grantor trust which satisfies in all material respects the requirement of Revenue Procedure 92-64, 1992-2 CB 122 (or any successor Revenue Procedure or other applicable authority);

(b)	be revocable; and

(c)	provide that any successor trustee shall be a bank trust department or other party that may be granted corporate trustee powers under state law.
ARTICLE VI
SECTION 409A

6.010
Section 409A Generally. This Plan is intended to comply with Section 409A. Notwithstanding any other provision of this Plan to the contrary, the Company makes no representation that this Plan or any amounts payable or benefits provided under this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to this Plan.

6.020
Changes in Elections. Notwithstanding any other provision of this Plan to the contrary, once an election is made pursuant to this Plan it shall be irrevocable unless all of the following conditions are met:

(a)	the election to change the time or form of payment will not become effective until the date that is one year after the date on which the election to make the change is made;

(b)
except with respect to any payment to be made upon the death of a Participant, the form of payment, as changed, will defer payment of the Participant’s Account Balances until five (5) years later than the date that payment of such Participant’s Accounts would otherwise have been made under this Plan; and

(c)
with respect to a payment that is to be made upon a fixed date or schedule of dates, the election to change the form of payment is made no less than twelve (12) months before the date that payment of the Accounts was otherwise scheduled to be paid.

For purposes of Section 6.020(b) and (c), all payments scheduled to be made in the form of installments that are attributable to a particular Plan Year will be treated as scheduled to be made on the date that the first installment of such series of payments is otherwise scheduled to be made (that is, the installments will be treated as an entitlement to a single payment for purposes of Section 409A).
Once a change in election is made and recorded pursuant to the Plan, such election will be irrevocable unless all of the conditions of this Section 6.020 are met. Notwithstanding any other provision of this Plan to the contrary, a Participant will be permitted to make only one change in election pursuant to this Section 6.020 with respect to the Accounts to which such election relates.
6.030    Six Month Wait for Specified Employees. Notwithstanding any other provision of this Plan to the contrary, to the extent that any Accounts payable under the Plan constitute an amount payable upon Separation from Service or Retirement to any Participant under the Plan who is deemed to be a Specified Employee, then such amount will not be paid during the six (6) month period following such Separation from Service or Retirement. If the provisions of this Section 6.030 apply to a Participant who incurs a Separation from Service or Retirement, within the first six (6) months of the calendar year, then such amount will be paid within the first sixty (60) days following the close of the calendar year which includes the Participant’s Separation from Service or Retirement. If the provisions of this Section 6.030 apply to a Participant who incurs a Separation from Service or Retirement within the last six (6) months of the calendar year, then such amount will be paid within the first sixty (60) days after June 30th of the calendar year following the year in which includes the Participant’s Separation from Service or Retirement.